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Exhibit 5.2

Letterhead of Schreck Brignone,
300 South Fourth Street, Suite 1200
Las Vegas, Nevada 89101

June 26, 2003

Mandalay Resort Group
3950 Las Vegas Blvd. South
Las Vegas, Nevada 89119

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Mandalay Resort Group, a Nevada corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of (i) $400,000,000 original principal amount of the Company's Floating Rate Convertible Senior Debentures due 2033 (the "Debentures") and (ii) the shares of the Company's common stock, par value $0.01 2/3 per share, and associated common stock purchase rights (collectively, the "Shares"), issuable upon the conversion of the Debentures that may be offered and sold by certain holders of the Debentures from time to time, as set forth in the Registration Statement. The Debentures were issued pursuant to an indenture, dated as of March 21, 2003, between the Company and The Bank of New York, as Trustee (the "Indenture"), which will be incorporated by reference as an exhibit to the Registration Statement.

        In rendering the opinions hereinafter expressed, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Indenture; (iii) the form of Debentures; (iv) the Company's Articles of Incorporation and Bylaws, each as amended to date; and (v) such other documents, records, certificates, memoranda and other instruments as we have deemed necessary as a basis for this opinion. We have been furnished with, and with your consent have relied upon, certificates of officers of the Company with respect to certain factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary or appropriate for purposes of this opinion.

        Without limiting the generality of the foregoing, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies; (ii) that each natural person executing any instrument, document, or agreement is legally competent to do so; (iii) there are no oral or written modifications of or amendments to the documents we have examined, and there has been no waiver of any of the provisions thereof, by actions or conduct of the parties or otherwise; and (iv) all corporate records made available to us by the Company and all public records we have reviewed are accurate and complete.

        We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the laws of the State of Nevada and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or as to matters of municipal law or the laws of any other local agencies within the state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal law, including any federal securities law, or any state securities or "Blue Sky" laws.

        On the basis of the foregoing, and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

        1.     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada.

        2.     The Company had corporate power and authority to enter into the Debentures and the Indenture when they were executed by the Company, and has the corporate power and authority to perform its obligations thereunder.

        3.     The Company's execution and delivery of the Indenture and the Debentures were duly authorized by the Company.

        4.     The Shares were authorized for issuance and, when and to the extent issued upon conversion of the Debentures, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Wolf, Block, Schorr and Solis-Cohen LLP may rely on this opinion for the sole purpose of issuing its opinion, of even date herewith, to the Company, which opinion will also be filed as an exhibit to the Registration Statement.

Very truly yours,
/s/ SCHRECK BRIGNONE

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  Exhibit 5.2